                                                                 EXHIBIT (h)(17)




                   AMENDMENT TO EXPENSE LIMITATION AGREEMENT

     The Expense Limitation Agreement ("Agreement"), made the 1st day of March 2000 and subsequently amended on July 1, 2000 and January 2, 2001 by and between PACIFIC LIFE INSURANCE COMPANY ("Adviser") and PACIFIC SELECT FUND (the "Fund"), on behalf of each of the Fund's separate portfolios (each a "Portfolio," collectively, the "Portfolios") is hereby amended by the addition of the provisions set forth in this Amendment to the Agreement ("Amendment"), which is made this 26th day of November 2001.


1.   Section E(i) of Paragraph I is amended as follows:

     Effective January 1, 2002, fees waived or expenses paid or assumed by Pacific Life under the Agreement and this Amendment are subject to repayment by the respective Portfolio to the Adviser to the extent that the Portfolio's Operating Expenses fall below the expense cap set forth in Amended Schedule A.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                       PACIFIC SELECT FUND



ATTEST: /s/ AUDREY L. MILFS            BY: /s/ THOMAS C. SUTTON
        __________________________         _____________________________________
        Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
        Title: Secretary                   Title: Chairman of the Board &
                                                  Trustee




                                       PACIFIC LIFE INSURANCE COMPANY



ATTEST: /s/ AUDREY L. MILFS            BY: /s/ THOMAS C. SUTTON
        __________________________         _____________________________________
        Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
        Title: Secretary                   Title: Chairman of the Board & Chief
                                                  Executive Officer


ATTEST: /s/ AUDREY L. MILFS            BY: /s/ GLENN S. SCHAFER
        __________________________         _____________________________________
        Name:  Audrey L. Milfs              Name:  Glenn S. Schafer
        Title: Secretary                    Title: President

                                  SCHEDULE A
                           OPERATING EXPENSE LIMITS

                                           Maximum Operating Expense Limit
                                       (as a Percentage of average net assets)
                                       ---------------------------------------
Blue Chip Portfolio                                      0.10%
Aggressive Growth Portfolio                              0.10%
Aggressive Equity Portfolio                              0.10%
Emerging Markets Portfolio                               0.10%
Diversified Research Portfolio                           0.10%
Small-Cap Equity Portfolio                               0.10%
International Large-Cap Portfolio                        0.10%
Equity Portfolio                                         0.10%
I-Net Tollkeeper Portfolio                               0.10%
Financial Services Portfolio                             0.10%
Health Sciences Portfolio                                0.10%
Technology Portfolio                                     0.10%
Telecommunications Portfolio                             0.10%
Multi-Strategy Portfolio                                 0.10%
Large-Cap Core Portfolio                                 0.10%
Growth LT Portfolio                                      0.10%
Strategic Value Portfolio                                0.10%
Focused 30 Portfolio                                     0.10%
Mid-Cap Value Portfolio                                  0.10%
International Value Portfolio                            0.10%
Capital Opportunities Portfolio                          0.10%
Mid-Cap Growth Portfolio                                 0.10%
Global Growth Portfolio                                  0.10%
Equity Index Portfolio                                   0.10%
Small-Cap Index Portfolio                                0.10%
REIT Portfolio                                           0.10%
Inflation Managed Portfolio                              0.10%
Managed Bond Portfolio                                   0.10%
Money Market Portfolio                                   0.10%
High Yield Bond Portfolio                                0.10%
Equity Income Portfolio                                  0.10%
Research Portfolio                                       0.10%
Large-Cap Value Portfolio                                0.10%